Exhibit 21

SUBSIDIARIES OF IDEX CORPORATION

SUBSIDIARY	JURISDICTION OF INCORPORATION

ADS Environmental Services Pte. Ltd.	Australia
FAST & Fluid Management Australia Pty. Ltd.	Australia
Knight Equipment Pty., Ltd.	Australia
Matcon Pacific Pty., Ltd.	Australia
IDEX Holdings GmbH	Austria
iPEK Spezial-TV GmbH	Austria
BarbIDEX International SRL	Barbados
The Fitzpatrick Company Europe N.V.	Belgium
Toptech Systems N.V.	Belgium
IDEX do Brasil Servicos e Vendas Ltda.	Brazil
ADS Environmental Technologies Inc.	Canada
Fluid Management Canada, Inc.	Canada
Knight Canada Limited	Canada
Quadro Engineering Corp	Canada
Viking Pump of Canada Inc.	Canada
IDEX Dinglee Technology (Tianjin) Co., Ltd.	China
IDEX Precision Products (Suzhou) Co., Ltd.	China
IDEX Technology (Suzhou) Co., Ltd.	China
IDEX Trading (Shanghai) Co., Ltd.	China
Richter EP (Nanjing) Co. Ltd.	China
SFC KOENIG Flow Control (Suzhou) Co. Limited	China
SFC KOENIG Trading Co. Ltd. Beijing	China
ADS Corp.	Delaware, USA
ADS LLC	Delaware, USA
Advanced Thin Films, Inc.	Delaware, USA
Aegis Flow Technologies	Delaware, USA
Akron Brass Company	Delaware, USA
Band-It IDEX, Inc.	Delaware, USA
Corken, Inc.	Delaware, USA
CVI Laser International LLC	Delaware, USA
CVI Laser LLC	Delaware, USA
Fluid Management Operations LLC	Delaware, USA
Fluid Management, Inc.	Delaware, USA
FM Delaware, Inc.	Delaware, USA
FM Investment, Inc.	Delaware, USA
IDEX Energy & Fuels Inc.	Delaware, USA
IDEX Health & Science LLC	Delaware, USA
IDEX Holdings, Inc.	Delaware, USA
IDEX Investment LLC	Delaware, USA
IDEX MPT Inc.	Delaware, USA

SUBSIDIARY	JURISDICTION OF INCORPORATION

IDEX Service Corporation	Delaware, USA
Knight LLC	Delaware, USA
Knight, Inc.	Delaware, USA
Liquid Controls LLC	Delaware, USA
Microfluidics International Corporation	Delaware, USA
Micropump, Inc.	Delaware, USA
Nova Technologies Corporation	Delaware, USA
Precision Polymer Engineering LLC	Delaware, USA
Project Gold Acquisition Corp.	Delaware, USA
Pulsafeeder, Inc.	Delaware, USA
Richter Pumps and Valves Inc.	Delaware, USA
RV Acquistion Corp.	Delaware, USA
SFC KOENIG LLC	Delaware, USA
Semrock, Inc.	Delaware, USA
Viking Pump, Inc.	Delaware, USA
Warren Rupp, Inc.	Delaware, USA
Wright Flow Techhnologies, Inc.	Delaware, USA
JUN-AIR International A/S	Denmark
Toptech Systems, Inc.	Florida, USA
FAST & Fluid Management France SARL	France
Faure Herman SAS	France
IDEX France SAS	France
AWG Fittings GmbH	Germany
PP AWG GmbH	Germany
Hale Products Europe GmbH	Germany
IDEX Europe GmbH	Germany
IDEX Leasing GmbH	Germany
iPEK International GmbH	Germany
LUKAS Hydraulik GmbH	Germany
Melles Griot GmbH	Germany
Richter-Chemie-Technik GmbH	Germany
SFC KOENIG Beteiligungs GmbH	Germany
SFC KOENIG GmbH	Germany
Vetter GmbH	Germany
KVT-KOENIG Holding Limited	Hong Kong
IDEX Sourcing Corp	Illinois, USA
IDEX Fluid & Metering Private Limited	India
IDEX India Private Ltd.	India
Richter Pumps & Valves India Private Ltd.	India
Banjo Corporation	Indiana, USA
IDEX Pump Technologies (Ireland) Limited	Ireland
Alfa Valvole S.r.l.	Italy
FAST & Fluid Management S.r.l.	Italy
IDEX Italy S.r.l.	Italy

SUBSIDIARY	JURISDICTION OF INCORPORATION

Immobiliare B.R.S S.r.l	Italy
Novotema SpA	Italy
OBL S.r.l	Italy
S.A.M.P.I. SpA	Italy
ERC KK	Japan
IDEX Japan GK	Japan
IDEX Korea	Korea
IDEX Mexico S.A. de C.V.	Mexico
Gast Asia, Inc.	Michigan, USA
Gast Manufacturing, Inc.	Michigan, USA
Fast & Fluid Management B.V.	Netherlands
Melles Griot B.V.	Netherlands
Hale Products, Inc.	Pennsylvania, USA
Hurst Jaws of Life, Inc	Pennsylvania, USA
FAST & Fluid Management East Europe Sp. z.o.o.	Poland
Band-It Clamps (Asia) Pte., Ltd.	Singapore
IDEX Asia Pacific Pte., Ltd.	Singapore
Melles Griot AB	Sweden
SFC KOENIG AG	Switzerland
XAM Swiss Holding I GmbH	Switzerland
XAM Swiss Holding II GmbH	Switzerland
PPE, LLC	Texas, USA
IDEX Middle East FZE	United Arab Emirates
Band-It Company Limited	United Kingdom
CVI Laser Limited	United Kingdom
FTL Ltd.	United Kingdom
Gast Group Ltd.	United Kingdom
Godiva Limited	United Kingdom
Godiva Products Limited	United Kingdom
Hale Products Europe Limited	United Kingdom
IDEX UK Investment Ltd.	United Kingdom
IDEX UK Ltd.	United Kingdom
Knight U.K. Limited	United Kingdom
Matcon (R&D) Limited	United Kingdom
Matcon Group Limited	United Kingdom
Matcon Limited	United Kingdom
Precision Polymer Engineering Limited	United Kingdom
Seals Limited	United Kingdom
Wright Flow Technologies Limited	United Kingdom
Trebor International, Inc.	Utah, USA